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                                                                   EXHIBIT 24(b)

                         ACTION BY WRITTEN CONSENT OF
                              BOARD OF DIRECTORS
                           OF SOUTHTRUST CORPORATION
                             IN LIEU OF A MEETING

            The undersigned, being all the directors of SouthTrust Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), acting by written consent in lieu of a meeting, do hereby adopt the following resolutions:

            RESOLVED, that the Board of Directors of the Company hereby finds, determines and declares that it is advisable, subject to appropriate market conditions as determined by the Special Committee (as defined below), for the Company to register $1,000,000,000 of securities, comprised of debt securities, preferred stock and common stock in such amounts and on such terms as the Special Committee may allocate (the "Securities"), at a net price to be determined by the Special Committee, to one or more persons acting as underwriter (the "Underwriter"), said Underwriter to be determined by the Special Committee at a later date; and

            RESOLVED FURTHER, by the Board of Directors of the Company that there be, and there hereby is, established a Special Committee which shall consist of two (2) persons and shall be designated the Special Committee; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the following persons are hereby appointed as the initial members of the Special
Committee:

                            Wallace D. Malone, Jr.
                                Alton E. Yother

            RESOLVED FURTHER, by the Board of Directors of the Company that the Special Committee is hereby authorized from time to time to authorize the issuance and sale of Securities as the Special Committee shall determine, and with respect to each issuance of the Securities, the Special Committee is hereby authorized to take all such action as may be necessary or desirable to issue and sell such Securities, including without limitation:

            (i) to determine the price or prices at which said Securities shall be sold;

            (ii) subject to the above, to determine the number of shares of Securities to be sold;

            (iii) subject to the above, to determine the allocation, if any, of the authorized issuance and sale of Securities to over-allotment options granted to the Underwriter;

            (iv)        to determine the members of the selling syndicate;

            (v) to approve the form and terms of the Underwriting Agreement or any subscription or other agreement;

            (vi) to approve the execution and delivery of any document, agreement or instrument which may be necessary or desirable in connection with the issuance and sale of the Securities; and

            RESOLVED FURTHER, by the Board of Directors of the Company, that the execution by any member of the Special Committee of consents, agreements, certificates or other documents or instruments reflecting
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determinations to be made by the Special Committee shall be conclusive evidence of the Special Committee's approval of the matters delegated to the Special Committee hereunder; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the appropriate officers of the Company are hereby authorized to cause to be prepared a Registration Statement on Form S-3, including one or more Prospectuses and Prospectus Supplements, relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the Securities, it being understood that the Special Committee or any executive officer or other officer of the Company designated by the Special Committee, is hereby authorized and empowered to approve the form and terms of such changes in and amendments to the Registration Statement, and the Prospectus and Prospectus Supplements as the Special Committee or such persons shall deem necessary or appropriate (the execution and filing by such persons on behalf of the Company of such Registration Statement on Form S-3 being conclusive evidence of their approval of such Registration Statement including any such changes or amendments); and each member of the Special Committee or such other persons is hereby authorized and empowered to execute, in the name of and on behalf of the Company, such Registration Statement, and to execute any and all amendments thereto as they deem necessary or advisable; and

            RESOLVED FURTHER, by the Board of Directors of the Company that upon the execution of said Registration Statement of any amendments thereto, by the directors and officers, as required by law, either in person or by a duly authorized attorney or attorneys, the appropriate officers of the Company be, and each of them hereby is, authorized to cause such Registration Statement and any amendments thereto, together with appropriate schedules and exhibits, to be filed with the Securities and Exchange Commission (the "Commission") and to execute and file all such instruments, make all such payments, and do such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable in order to effect such filing and to cause such Registration Statement to become effective; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the Secretary of the Company be, and he hereby is, appointed agent of the Company for the receipt of notice or communications from the Commission with respect to the aforesaid Registration Statement or any amendment thereto, with all powers set forth in the rules and regulations of the Commission under the Act; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the firm of Bradley Arant Rose & White LLP be, and it hereby is, appointed counsel for the Company to pass upon all legal matters in behalf of and to render all legal opinions to the Company and to the purchasers in connection with the issuance and sale by the Company of the Securities; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the Chairman of the Board, the President or the Treasurer of the Company or any Executive Vice President of the Company and the Secretary of the Company be, and they each hereby are, authorized and empowered to execute, seal, attest and deliver such underwriting agreement as is approved by the Special Committee in the name of and on behalf of the Company (such being the "Underwriting Agreement"); and

            RESOLVED FURTHER, by the Board of Directors of the Company that the appropriate officers of the Company be, and they each hereby are, authorized to prepare, execute, seal, attest and deliver the certificates representing the Securities to be sold by the Company upon payment of the purchase price therefor pursuant to the Underwriting Agreement; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the Special Committee be, and it hereby is, authorized and directed to make, or cause to be made, such filings as shall be necessary or desirable under any state's Blue Sky, securities or similar laws; that the Special Committee is hereby authorized to perform on behalf of this Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and, in connection therewith, to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys or agents for service of process; and the execution by such officers of any such paper or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority,
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therefor from this Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the proper officers of the Company be, and each of them hereby is, authorized to do all acts and things and to give all instructions to the Company transfer agent and registrar in their judgment necessary to effectuate the purposes of the preceding resolutions and said transfer agent and registrar shall be fully protected in relying upon such instructions; and

            RESOLVED FURTHER, by the Board of Directors of the Company that the officers of the Company be, and they each hereby are, authorized and directed to take any and all actions to execute any and all documents, agreements and instruments and to take any and all other or further steps which they deem to be necessary or desirable to carry out the purpose and intent of, and to consummate any of the transactions contemplated by, any of the foregoing resolutions.